Final Execution Version

Exhibit 10.69

CONFIDENTIAL TREATMENT REQUESTED
UNDER 17 C.F.R. §§ 200.80(b)(4), 240.24B-2

AMENDMENT NO. 1

This Amendment No. 1 (the “Amendment”) to the Strategic Collaboration Agreement dated July 31st, 2015 (the “Agreement”), is made by and between

(1)	ASTRAZENECA AB, a company incorporated in Sweden under no. 556011-7482 with its registered office at SE-151 85 Södertälje, Sweden (“AstraZeneca”) and

(2)	IONIS PHARMACEUTICALS, INC., a Delaware corporation, (formally known as Isis Pharmaceuticals, Inc.) having its principal place of business at 2855 Gazelle Court, Carlsbad, California 92010 (“Ionis”),

and is made effective as of October 18th, 2018 (the “Amendment Effective Date”).

Recitals

WHEREAS, the Parties desire to further amend and restate certain terms and conditions of the Agreement.

Agreement

NOW, THEREFORE, in consideration of the mutual covenants contained in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1.	Definitions

Any capitalized term not separately defined in this Amendment shall have the meaning ascribed to it in the Agreement.

2.	Modifications

Section 5.1.2. of the Agreement is hereby deleted in its entirety and replaced by the following:

Final Execution Version

“5.1.2. Integrated Product Plans.  For each Licensed Program, AstraZeneca will prepare a global integrated Product plan or a comparable document consistent with AstraZeneca’s then current internal practices for AstraZeneca’s internal programs outlining key aspects of the Development of the Product being Developed from such Program through all Approvals as well as, as Development proceeds and when such information is available, key aspects of worldwide regulatory strategy, pricing and market access strategy, market launch, and Commercialization (each plan or other such document, an “Integrated Product Plan” or “IPP”).  On a Product-by-Product basis, AstraZeneca will prepare each IPP no later than [***] for the relevant Product, and the IPP will contain high level information consistent with AstraZeneca’s development and commercialization plans for its similar products at similar stages of development and commercialization in the same AstraZeneca franchise, including without limitation a status update, timelines, goals, and the criteria AstraZeneca will use to make internal decisions, but excluding information that AstraZeneca is required not to share even under confidentiality pursuant to restrictions imposed by any Third Party.  Once AstraZeneca has prepared an IPP, AstraZeneca will update it consistent with AstraZeneca’s standard practice (including if the IPP is updated and presented to an AstraZeneca internal committee) but at least Annually and will provide such updates to Ionis.  AstraZeneca and Ionis will meet (through the JSC or as the Parties may otherwise agree) on a yearly basis to discuss the draft of the IPP and AstraZeneca will consider, in good faith, any proposals and comments made by Ionis or incorporation in the IPP.  AstraZeneca and Ionis will [***], to discuss the status of execution of the IPP.  Additionally, subject to AstraZeneca’s confidentiality obligations to any Third Party, AstraZeneca may provide more frequent updates in the case of extraordinary material events (e.g. approvals, regulatory feedback, etc.) as deemed appropriate by AstraZeneca.  For the avoidance of doubt, information provided by AstraZeneca to Ionis pursuant to this Section 5.1.2 shall be treated by Ionis as AstraZeneca’s Confidential Information subject to the provisions in Article 11.”

3.	Amendment Effective Date

This Amendment shall become effective on the Amendment Effective Date.

4.	Entire Agreement

This Amendment, together with the Agreement, constitutes the entire agreement between the Parties with respect to the subject matter of the Agreement.  The Agreement together with this Amendment supersedes all prior agreements, whether written or oral, with respect to the subject matter of the Agreement, as amended.  Each Party confirms that it is not relying on any representations, warranties, or covenants of the Party except as specifically set out in the Agreement as amended.  Nothing in this Amendment is intended to limit or exclude any liability or fraud.  The Parties hereby agree that subject to the modifications specifically stated in this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

5.	Execution

THIS AMENDMENT IS EXECUTED by the authorized representatives of the parties as of the date first written above.

ASTRAZENECA AB (publ.)		IONIS PHARMACEUTICALS, INC.

Signature:	/s/ Regina Fritsche Danielson	Signature:	/s/ Brett Monia

Name:	Regina Fritsche Danielson	Name:	Brett Monia

Title:	VP and Head of IMED CVRM	Title:	Chief Operating Officer